Exhibit 99.1

FINANCIAL NEWS
Sanmina Reports Fourth Quarter and Fiscal 2024 Financial Results

San Jose, CA – November 4, 2024. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended September 28, 2024 and outlook for its fiscal first quarter ending December 28, 2024.

Fourth Quarter Fiscal 2024 Financial Highlights •Revenue: $2.02 billion •GAAP operating margin: 4.4% •GAAP diluted EPS: $1.09 •Non-GAAP(1) operating margin: 5.3% •Non-GAAP(1) diluted EPS: $1.43	Fiscal Year 2024 Financial Highlights •Revenue: $7.57 billion •GAAP operating margin: 4.4% •GAAP diluted EPS: $3.91 •Non-GAAP(1) operating margin: 5.4% •Non-GAAP(1) diluted EPS: $5.28
Additional Highlights
•Cash flow from operations: Q4 $52 million and FY’24 $340 million
•Free cash flow(2): $29 million in Q4 and $231 million in FY’24
•Share repurchases: 0.9 million shares for $65 million in Q4 and approximately 4.0 million shares for $227 million in FY’24
•Q4 ending cash and cash equivalents: $626 million

(1)See Schedule 1 below for information regarding the items excluded from and our use of non-GAAP financial measures. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.
(2)See Condensed Consolidated Cash Flow Statement included in the financial statements furnished with this release.

“We finished the year with solid momentum. Our fourth quarter revenue was up 9.6 percent sequentially, and non-GAAP diluted earnings per share was up 14.3 percent over the prior quarter and exceeded our outlook. We saw growth in the majority of our end-markets, primarily with strength from the communications networks and cloud infrastructure,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“Our fiscal year 2024 results were in line with our expectations as we managed a challenging first half with improvements in the second half of the year. While our revenue was impacted for the year, we delivered another solid year of cash flow from operations. Furthermore, we demonstrated our commitment to return value to our shareholders by repurchasing 4 million shares for $227 million in fiscal 2024.”

“The team has done an excellent job navigating the market dynamics and the Company continues to demonstrate resilience. Based on the forecasts from our customers and currently healthy demand levels, we expect fiscal 2025 to be a growth year,” concluded Sola.
First Quarter Fiscal 2025 Outlook
The following outlook is for the fiscal first quarter ending December 28, 2024. These statements are forward-looking and actual results may differ materially.

•Revenue between $1.925 billion to $2.025 billion
•GAAP diluted earnings per share between $1.03 to $1.13
•Non-GAAP diluted earnings per share between $1.30 to $1.40
Safe Harbor Statement
The statements above including our financial outlook for the first quarter fiscal 2025 and expectations for growth in fiscal 2025 generally, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; geopolitical uncertainty, including from the war in Ukraine and conflict in the Middle East; and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.
Company Conference Call Information
Sanmina will hold a conference call to review its financial results for the fourth quarter and fiscal year 2024 and outlook for the first quarter of fiscal 2025 on Monday, November 4, 2024 at 4:30 p.m. ET (1:30 p.m. PT). The access numbers are: domestic 800-836-8184 and international 646-357-8785. The conference will also be webcast live over the Internet. You can log on to the live webcast at Q4'24 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 888-660-6345 and international 646-517-4150, access code is 88946#.
About Sanmina
Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial, medical, defense and aerospace, automotive, communications networks and cloud infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.
Sanmina Contact
Paige Melching
SVP, Investor Communications
408-964-3610

Sanmina Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
(Unaudited)

	September 28, 2024	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$625,860	$667,570
Accounts receivable, net	1,337,562	1,230,771
Contract assets	384,077	445,757
Inventories	1,335,744	1,477,223
Prepaid expenses and other current assets	79,301	58,249
Total current assets	3,762,544	3,879,570
Property, plant and equipment, net	616,067	632,836
Deferred tax assets	160,703	177,597
Other	175,646	183,965
Total assets	$4,714,960	$4,873,968
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,485,484	$1,612,833
Accrued liabilities	196,681	267,148
Accrued payroll and related benefits	133,129	127,406
Short-term debt, including current portion of long-term debt	17,500	25,945
Total current liabilities	1,832,794	2,033,332
Long-term liabilities:
Long-term debt	299,823	312,327
Other	220,835	209,684
Total long-term liabilities	520,658	522,011

Stockholders' equity	2,361,508	2,318,625
Total liabilities and stockholders' equity	$4,714,960	$4,873,968

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Net sales	$2,017,505	$2,052,019	$7,568,328	$8,935,048
Cost of sales	1,846,212	1,878,591	6,927,899	8,191,837
Gross profit	171,293	173,428	640,429	743,211

Operating expenses:
Selling, general and administrative	70,490	62,124	266,194	255,072
Research and development	8,243	7,715	28,514	26,427
Restructuring	2,970	4,323	10,227	6,054
Total operating expenses	81,703	74,162	304,935	287,553

Operating income	89,590	99,266	335,494	455,658

Interest income	2,799	3,910	12,440	13,595
Interest expense	(5,047)	(8,257)	(29,183)	(36,290)
Other expense	(564)	(8,168)	(1,216)	(20,156)
Interest and other, net	(2,812)	(12,515)	(17,959)	(42,851)

Income before income taxes	86,778	86,751	317,535	412,807
Provision for income taxes	19,438	21,396	79,784	85,294
Net income before noncontrolling interest	67,340	65,355	237,751	327,513
Less: Net income attributable to noncontrolling interest	5,959	3,514	15,215	17,543
Net income attributable to common shareholders	$61,381	$61,841	$222,536	$309,970

Net income attributable to common shareholders per share:
Basic	$1.12	$1.08	$4.00	$5.36
Diluted	$1.09	$1.04	$3.91	$5.18

Weighted-average shares used in computing per share amounts:
Basic	54,783	57,406	55,592	57,847
Diluted	56,235	59,178	56,970	59,815

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023

GAAP Operating income	$89,590	$82,367	$99,266	$335,494	$455,658
GAAP Operating margin	4.4%	4.5%	4.8%	4.4%	5.1%
Adjustments:
Stock compensation expense (1)	15,489	14,682	12,942	57,407	50,402
Amortization of intangible assets	—	—	1,342	—	2,493
Distressed customer charges (recoveries) (2)	—	(2,500)	—	1,799	—
Legal and other (3)	(720)	500	—	1,130	5,170
Restructuring	2,970	1,793	4,323	10,227	6,054
Non-GAAP Operating income	$107,329	$96,842	$117,873	$406,057	$519,777
Non-GAAP Operating margin	5.3%	5.3%	5.7%	5.4%	5.8%

GAAP Net income attributable to common shareholders	$61,381	$51,602	$61,841	$222,536	$309,970
Adjustments:
Operating income adjustments (see above)	17,739	14,475	18,607	70,563	64,119
Legal and other (3)	—	—	—	(4,967)	(3,630)
Adjustments for taxes (4)	1,175	4,751	3,526	12,736	3,771
Non-GAAP Net income attributable to common shareholders	$80,295	$70,828	$83,974	$300,868	$374,230

GAAP Net income attributable to common shareholders per share:
Basic	$1.12	$0.93	$1.08	$4.00	$5.36
Diluted	$1.09	$0.91	$1.04	$3.91	$5.18
Non-GAAP Net income attributable to common shareholders per share:
Basic	$1.47	$1.28	$1.46	$5.41	$6.47
Diluted	$1.43	$1.25	$1.42	$5.28	$6.26
Weighted-average shares used in computing per share amounts:
Basic	54,783	55,466	57,406	55,592	57,847
Diluted	56,235	56,711	59,178	56,970	59,815

(1) Stock compensation expense
Cost of sales	$4,700	$4,327	$3,978	$17,493	$16,763
Selling, general and administrative	10,461	10,082	8,747	38,867	32,781
Research and development	328	273	217	1,047	858
Total	$15,489	$14,682	$12,942	$57,407	$50,402

(2)	Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3)	Represents expenses, charges and recoveries associated with certain legal and other matters.

(4) GAAP provision for income taxes	$19,438	$19,900	$21,396	$79,784	$85,294
Adjustments:
Tax impact of operating income adjustments	1,550	1,303	2,645	7,415	7,736
Discrete tax items	2,925	1,462	1,210	3,425	12,930
Deferred tax adjustments	(5,650)	(7,516)	(7,381)	(23,576)	(24,437)
Subtotal - adjustments for taxes	(1,175)	(4,751)	(3,526)	(12,736)	(3,771)
Non-GAAP provision for income taxes	$18,263	$15,149	$17,870	$67,048	$81,523

Q1 FY25 Earnings Per Share Outlook*:	Q1 FY25 EPS Range
	Low	High
GAAP diluted earnings per share	$1.03	$1.13
Stock compensation expense	$0.27	$0.27
Non-GAAP diluted earnings per share	$1.30	$1.40

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the first quarter of FY25, an estimate of such items is not included in the outlook for Q1 FY25 GAAP EPS.

Sanmina Corporation
Condensed Consolidated Cash Flow
(in thousands)
(GAAP)
(Unaudited)

	Three Month Periods					Twelve Month Periods
	Q4'24	Q3'24	Q2'24	Q1'24	Q4'23	FY24	FY23

Net income before noncontrolling interest	$67,340	$54,738	$55,309	$60,364	$65,355	$237,751	$327,513
Depreciation and amortization	31,654	29,764	30,274	30,726	30,521	122,418	118,237
Other, net	30,110	19,708	18,634	18,185	21,947	86,637	80,923
Net change in net working capital	(77,229)	(14,211)	(31,900)	16,750	(40,966)	(106,590)	(291,505)
Cash provided by operating activities	51,875	89,999	72,317	126,025	76,857	340,216	235,168

Purchases of long-term investments	(3,300)	(600)	(700)	(600)	(500)	(5,200)	(2,500)
Net purchases of property & equipment	(22,597)	(22,772)	(29,611)	(34,216)	(37,803)	(109,196)	(189,958)
Cash used in investing activities	(25,897)	(23,372)	(30,311)	(34,816)	(38,303)	(114,396)	(192,458)

Holdback paid in connection with previous business combination	—	—	—	—	—	—	(8,558)
Net share repurchases	(60,412)	(54,629)	(17,477)	(115,619)	(30,397)	(248,137)	(103,681)
Net borrowing activities	—	(4,375)	(4,375)	(12,820)	4,070	(21,570)	(9,055)
Proceeds from sale of non-controlling interest	—	—	—	—	—	—	215,799
Cash used for financing activities	(60,412)	(59,004)	(21,852)	(128,439)	(26,327)	(269,707)	94,505

Effect of exchange rate changes	2,585	(772)	(886)	1,250	(1,245)	2,177	498

Net change in cash & cash equivalents	$(31,849)	$6,851	$19,268	$(35,980)	$10,982	$(41,710)	$137,713

Free cash flow:
Cash provided by operating activities	$51,875	$89,999	$72,317	$126,025	$76,857	$340,216	$235,168
Net purchases of property & equipment	(22,597)	(22,772)	(29,611)	(34,216)	(37,803)	(109,196)	(189,958)
	$29,278	$67,227	$42,706	$91,809	$39,054	$231,020	$45,210

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income and earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of employee severance, lease termination costs, exit costs, environmental investigation, remediation and related employee costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges for Goodwill and Other Assets, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, and gains and losses on sales of assets, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates. In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.